UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2023

ENDRA Life Sciences Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37969	26-0579295
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Green Court, Suite 350 Ann Arbor, MI	48105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (734) 335-0468

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	NDRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On April 27, 2023, ENDRA Life Sciences Inc. (the “Company,” “we,” “us” and “our”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Newbridge Securities Corporation (the “Underwriter”), relating to the issuance and sale (the “Offering”) of 3,750,000 shares of our common stock and warrants to purchase up to 1,875,000 shares of our common stock. The warrants were offered and sold at the rate of one warrant to purchase one share for every two shares of common stock purchased in the Offering. The public offering price for each set of two shares of common stock and accompanying warrant to purchase one share of common stock was $2.41 per set of securities, yielding an effective price of $1.20 per share and $0.01 per warrant. Under the terms of the Underwriting Agreement, the Company also granted to the Underwriter an option (the “Over-allotment Option”) to purchase up to an additional 562,500 shares of common stock and additional warrants to purchase 281,250 shares of common stock.

The Offering closed on May 2, 2023. The Company conducted the Offering pursuant to a Registration Statement on Form S-1 (File Nos. 333-271003 and 333-271483) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 27, 2023. At the closing of the Offering, the Underwriter fully exercised the Over-allotment Option. The net proceeds to us from the Offering were approximately $4.5 million, after deducting underwriting discounts and commissions and other estimated offering expenses.

The Underwriting Agreement is filed as Exhibit 1.1 to the Registration Statement, and the description of the terms of the Underwriting Agreement contained in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Warrant Agent Agreement

On May 2, 2023, the Company entered into a Warrant Agent Agreement setting forth the terms and conditions of the warrants (the “Warrant Agreement”) with its transfer agent, VStock Transfer, LLC, which will act as warrant agent for the warrants. Each warrant has an exercise price of $1.40 per share of common stock, is immediately exercisable on the date of issuance, and will expire five years from the date of issuance. We do not intend to apply for listing of the warrants on any securities exchange or other nationally recognized trading system.

The Warrant Agreement and the form of warrant contained therein are filed as Exhibit 4.4 to the Registration Statement, and the description of the terms of the Warrant Agreement and form of warrant contained in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Item 7.01. Regulation FD Disclosure.

On April 28, 2023, we issued a press release with respect to the pricing of the Offering and, on May 2, 2023, we issued a press release with respect to the closing of the Offering. These press releases announcing the pricing and closing of the Offering are attached as Exhibits 99.1 and 99.2 hereto, respectively.

The information furnished in Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1

Underwriting Agreement, dated April 27, 2023 (previously filed as Exhibit 1.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-271003) filed on March 30, 2023 and incorporated herein by reference).

4.1

Warrant Agency Agreement, dated May 2, 2023 (previously filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-271003) filed on March 30, 2023 and incorporated herein by reference).

99.1	Press release, dated April 28, 2023, furnished herewith.

99.2	Press release, dated May 2, 2023, furnished herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDRA Life Sciences Inc.
May 2, 2023
	By:	/s/ Francois Michelon
	Name:	Francois Michelon
	Title:	President and Chief Executive Officer

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